                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2)
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             DUCOMMUN INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                    [LOGO]


                             DUCOMMUN INCORPORATED

                         23301 SOUTH WILMINGTON AVENUE
                            CARSON, CALIFORNIA 90745
                                 (310) 513-7200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 1, 1996

                            ------------------------

To the Shareholders of
Ducommun Incorporated:

     Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the "Corporation"), will be held at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California, on Wednesday, May 1, 1996, at the hour of 9:00 o'clock A.M. for the following purposes:

          1. To elect two directors to serve for three-year terms ending in 1999.

          2. To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

     March 11, 1996 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

     To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.


                                          By Order of the Board of Directors

                                              James S. Heiser
Carson, California                               Secretary
March 25, 1996

                             DUCOMMUN INCORPORATED

                         23301 SOUTH WILMINGTON AVENUE
                            CARSON, CALIFORNIA 90745
                                 (310) 513-7200

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is being mailed on or about March 25, 1996 to shareholders of Ducommun Incorporated (the "Corporation") who are such of record on March 11, 1996, in connection with the solicitation of proxies for use at the Corporation's Annual Meeting of Shareholders to be held at 9:00 o'clock A.M. on May 1, 1996, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying Proxy is solicited by the Board of Directors of the Corporation. Solicitation will be by mail, interview, telephone and telegraph. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $4,000 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

     Proxies in the accompanying form will be voted in accordance with the instructions given therein. If no instructions are given, the Proxies will be voted for the election as directors of the management nominees. Any shareholder may revoke his Proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

     The close of business on March 11, 1996 has been fixed as the record date (the "Record Date") for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 5,707,369 shares of Common Stock, $.01 par value per share (the "Common Stock"). In the election of directors, each holder of Common Stock will be entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among two or more candidates. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

     A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

     In the election of directors, the two candidates receiving the highest number of votes will be elected to fill the vacancies on the Board of Directors.

     The Corporation's 1995 Annual Report to Shareholders is being mailed to shareholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

     Two directors (out of a total of seven) are to be elected at the forthcoming Annual Meeting to serve for three-year terms expiring at the Annual Meeting in 1999 and thereafter until their successors are elected and qualified. The nominees for such positions are Robert C. Ducommun and Thomas P. Mullaney. In the absence of a contrary direction, Proxies in the accompanying form will be voted for the election of the foregoing nominees. Management does not contemplate that either of the nominees will be unable to serve as directors, but if that should occur the persons designated in the Proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the Proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 1996
Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly.

     The following information is furnished as of March 11, 1996, with respect to each of the two persons who are nominees for election to the Board of Directors, as well as for the other five directors of the Corporation whose terms of office will continue after the 1996 Annual Meeting.

                                                                             DIRECTOR     TERM
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                     AGE     SINCE    EXPIRES
--------------------------------------------------                     ----  ---------  --------
Norman A. Barkeley                                                      66     1987       1998
  Chairman of the Board and Chief Executive Officer of the
  Corporation; Director, Dames & Moore, Inc., and Golden Systems,
  Inc.
H. Frederick Christie                                                   62     1985       1998
  Consultant; Retired President and Chief Executive Officer, The
  Mission Group (subsidiary of SCEcorp); Director, Great Western
  Financial Corporation, Great Western Bank, Ultramar Corp., AECOM
  Technology Corp., IHOP Corp., Southwest Water Company, Capital
  Income Builder, Inc., Small Cap World Fund, Capital World Growth
  and Income Fund, Inc., and American Mutual Fund, Inc.; Trustee,
  American Variable Insurance and New Economy Fund; and Director or
  Trustee of twelve fixed income funds of the Capital Research &
  Management Company.
Robert C. Ducommun                                                      44     1985       1999
  Management Consultant; Director, American Metal Bearing Company and
  Inventa Corporation.
Kevin S. Moore                                                          41     1994       1998
  Vice President and Chief Financial Officer, The Clark Estates, Inc.
  (private investment firm); Director, Hitox Corporation of America,
  Munsingwear, Inc. and National Baseball Hall of Fame, Inc.
Thomas P. Mullaney                                                      62     1987       1999
  General Partner, Matthews, Mullaney & Company (private investment firm); Director, The Santa Anita Companies, Lucas Arts
  Entertainment Company, Lucas Digital Ltd. and New Bristol Farms,
  Inc.
Richard J. Pearson                                                      70     1978       1997
  Retired President and Chief Operating Officer, Avery Dennison
  Corporation (adhesive products); Director, Ameron, Inc., Atol
  Holdings, Fox River Associates Limited, M & R Printing Equipment,
  Inc., Magnet Inc. and Seidler Capital, Inc.; Trustee, Pomona
  College.
Arthur W. Schmutz                                                       74     1988       1997
  Advisory Counsel, Gibson, Dunn & Crutcher ; Director, H. F.
  Ahmanson & Company and Home Savings of America.

     Mr. Mullaney was previously a director of the Corporation in 1984 and 1985. Mr. Schmutz is advisory counsel to the law firm of Gibson, Dunn & Crutcher, which rendered legal services to the Corporation during 1995 and has and is expected to continue to render legal services to the Corporation during 1996. Mr. Schmutz was previously a director of the Corporation from 1985 to 1987.

     The Board of Directors met five times in 1995. All incumbent directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board on which they served during 1995. Each of the persons named above was elected by the shareholders at a prior annual meeting.

     Directors who are not employees of the Corporation or a subsidiary are paid an annual retainer of $10,000 and receive $1,000 for each Board of Directors meeting, Shareholders meeting or Committee meeting they attend. Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his fees for service as a director until he retires as a director, at which time the deferred fees will be paid to him with interest. A retiring director will also receive the annual retainer fee in effect at the time of retirement or at the time of payment, whichever is higher, for life or for a period of years equal to his service as a director, whichever is shorter, provided that the director retires between the ages of 65 and 75, has served as a director for at least five years and is not an employee of the Corporation when he retires.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Forms 5 were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a).

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation has standing Executive, Audit, Compensation and Nominating Committees. The members of the Executive Committee are Messrs. Barkeley, Mullaney and Schmutz. The Executive Committee, which met formally once during 1995, performs the same function as the Board of Directors, subject to certain limitations, including limitations on the power to amend or repeal the Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation, or recommend to the shareholders the sale, lease or exchange of substantially all of the property and assets of the Corporation. The members of the Audit Committee are Messrs. Christie, Ducommun and Pearson. The Audit Committee, which met formally three times during 1995, reviews the scope of audits, audit procedures and the results of audits with the corporate staff and the independent accountants, and approves all non-audit services by the independent accountants. The members of the Compensation Committee are Messrs. Mullaney, Pearson and Schmutz. The Compensation Committee, which met formally once during 1995, reviews and recommends compensation for officers, grants stock options and administers stock option programs. The members of the Nominating Committee were Messrs. Ducommun, Mullaney, Pearson and Schmutz until May 2, 1995, and thereafter were Messrs. Barkeley, Christie, Moore and Schmutz. The Nominating Committee, which met formally one time during 1995, reviews and recommends to the Board of Directors the nominees for election as directors of the Corporation at the annual meeting of shareholders or otherwise by the Board of Directors. The Nominating Committee may, in its discretion, consider nominees recommended by Shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 11, 1996. The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of March 11, 1996. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

     For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                       NAME AND ADDRESS                   NUMBER OF           PERCENTAGE
                        OF SHAREHOLDERS                     SHARES             OF CLASS
        -----------------------------------------------  ------------         ----------
        Robert C. Ducommun                                 527,343(1)              9.0%
          1155 Park Avenue
          New York, NY 10128
        Norman A. Barkeley                                 338,750(2)              5.7%
          23301 S. Wilmington Avenue
          Carson, CA 90745
        The Clark Estates, Inc.                          1,119,811(3)             19.6%
          30 Wall Street
          New York, NY 10005
        The Clark Foundation                               390,702(3)              6.8%
          30 Wall Street
          New York, NY 10005
        Kevin S. Moore                                   1,119,811(3)             19.6%
          30 Wall Street
          New York, NY 10005
        The Killen Group, Inc.                             585,515(4)             10.3%
          1189 Lancaster Avenue
          Berwyn, PA 19312
        Rochester Fund Series                              367,433(5)              6.4%
          350 Linden Oaks
          Rochester, NY 14625

---------------

(1) The number of shares includes (i) 77,655 shares issuable upon conversion of $775,000 of the Corporation's 7 3/4% convertible subordinated debentures (the "Debentures"), (ii) 50,100 shares issuable upon conversion of $500,000 of Debentures held by a foundation of which Mr. Ducommun is an officer, and
    (iii) 159,212 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster. Mr. Ducommun has sole voting and sole investment power as to

    318,021 shares, shared voting power as to 209,322 shares and shared investment power as to 50,110 shares.

(2) The number of shares includes 258,750 shares that may be purchased within 60 days after March 11, 1996 by exercise of outstanding stock options.

(3) The information is based on a Schedule 13D filed with the SEC dated July 29, 1992 and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,119,811 shares, including The Clark Foundation which owns 390,702 shares. Kevin S. Moore, Vice President and Chief Financial Officer of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,119,811 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,119,811 shares and The Clark Foundation has shared voting and investment power as to 390,702 shares.

(4) The information is based on a Schedule 13G filed with the SEC dated February 14, 1996. The Killen Group, Inc. has sole voting power as to 91,900 shares and sole investment power as to 585,515 shares.

(5) The information is based on a Schedule 13G filed with the SEC dated February 13, 1996. The number of shares includes 367,433 shares issued upon conversion of $3,667,000 of Debentures, pursuant to a Conversion Agreement, dated February 23, 1996, between Rochester Fund Series and the Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

                                                 NUMBER OF         PERCENTAGE
              NAME                                SHARES            OF CLASS
              ----                               ---------         ----------
        Norman A. Barkeley                         338,750(1)          5.7%
        H. Frederick Christie                        3,000              *
        Robert C. Ducommun                         527,343(2)          9.0%
        Kevin S. Moore                           1,119,811(3)         19.6%
        Thomas P. Mullaney                           1,000              *
        Richard J. Pearson                             340              *
        Arthur W. Schmutz                            5,000(4)           *
        Joseph C. Berenato                          47,009(5)           *
        Bruce J. Greenbaum                           2,500(5)           *
        Robert B. Hahn                              57,250(5)          1.0%
        Robert L. Hansen                            36,625(5)           *
        All Directors and Executive Officers
          as a Group (16 persons)                2,308,316(5)         36.2%

---------------

 *  Less than one percent.

(1) See the information set forth in Note 2 to the table under "Security Ownership of Certain Beneficial Owners."

(2) See the information set forth in Note 1 to the table under "Security Ownership of Certain Beneficial Owners."

(3) See the information set forth in Note 3 to the table under "Security Ownership of Certain Beneficial Owners."

(4) The shares are held in a trust in which Mr. Schmutz has investment power only.

(5) The number of shares includes the following shares that may be purchased within 60 days after March 11, 1996 by exercise of outstanding stock options: 36,500 by Mr. Berenato, 2,500 by Mr. Greenbaum, 57,250 by Mr. Hahn, 36,625 by Mr. Hansen and 546,037 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 3,500 held in an IRA for the benefit of himself, 500 held in a Keogh for the benefit of his wife, and 1,500 held in trust for the benefit of his son.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Corporation's chief executive officer and the other four most highly-paid executive officers of the Corporation (including subsidiary presidents) for the three fiscal years ended December 31, 1995. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                       ----------------
                                                                            AWARDS
                                                                       ----------------
                                             ANNUAL COMPENSATION          SECURITIES       ALL OTHER
                                          --------------------------      UNDERLYING      COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)  BONUS($)   OPTIONS/SARS(#)       ($)(1)
----------------------------------------  -----  --------   --------   ----------------   ------------
Norman A. Barkeley                         1995  $325,000   $250,000              0          $2,124
  Chairman of the Board, Chief             1994   325,000    200,000              0           1,963
  Executive Officer and President          1993   325,000    175,000              0             877

Joseph C. Berenato                         1995   185,000    135,000              0               0
  Executive Vice President,                1994   165,000    105,000              0               0
  Chief Operating Officer and              1993   152,308     60,000         35,000               0
  Chief Financial Officer

Bruce J. Greenbaum(2)                      1995   160,769    100,000         10,000               0
  President,                               1994     9,231          0         10,000               0
  Brice Manufacturing Company, Inc.        1993         0          0              0               0

Robert B. Hahn                             1995   159,000    105,000              0               0
  President,                               1994   160,130    100,000              0               0
  Aerochem, Inc.                           1993   148,502     25,000          5,500               0

Robert L. Hansen                           1995   154,003     82,000              0               0
  President, AHF-Ducommun                  1994   142,385     70,000              0               0
  Incorporated                             1993   128,654     50,000          6,750               0

---------------

(1) All other compensation for Mr. Barkeley in 1995 consisted of $2,124 for insurance premiums paid by the Corporation with respect to term life insurance for the benefit of Mr. Barkeley.

(2) Mr. Greenbaum joined the Corporation in December 1994 upon acquisition by the Corporation of Brice Manufacturing Company, Inc.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL
                                                                                                     REALIZABLE
                                                 INDIVIDUAL GRANTS                                VALUE AT ASSUMED
                       ----------------------------------------------------------------------     ANNUAL RATES OF
                                                  PERCENT OF                                        STOCK PRICE
                       NUMBER OF SECURITIES     TOTAL OPTIONS/                                    APPRECIATION FOR
                            UNDERLYING           SARS GRANTED      EXERCISE OR                     OPTION TERM(3)
                           OPTIONS/SARS         TO EMPLOYEES IN    BASE PRICE     EXPIRATION     ------------------
        NAME               GRANTED(#)(1)          FISCAL YEAR       ($/SH)(2)        DATE         5%($)     10%($)
        ----           ---------------------   -----------------   -----------   ------------    -------    -------
Norman A. Barkeley                  0                  N/A               N/A            N/A          N/A        N/A
Joseph C. Berenato                  0                  N/A               N/A            N/A          N/A        N/A
Bruce J. Greenbaum             10,000                 21.2%          $10.125       11/30/00      $27,974    $61,814
Robert B. Hahn                      0                  N/A               N/A            N/A          N/A        N/A
Robert L. Hansen                    0                  N/A               N/A            N/A          N/A        N/A

---------------

(1) The stock option granted to Mr. Greenbaum becomes exercisable in increments of 25% of the number of shares granted on the anniversary date of the date of grant so that the option is fully exercisable on and after December 1, 1999. However, the stock option becomes fully exercisable immediately in the event of a change of control of the Corporation. A change of control of the Corporation is defined in the stock option agreement to mean a change in control of a nature that would be required to be reported in response to
    Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation.

(2) The exercise price may be paid by delivery of already owned shares.

(3) These amounts represent certain assumed rates of annual appreciation specified in the regulations adopted by the SEC. The actual value, if any, on stock option exercises will be dependent on a number of factors, including the price performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation presented in the table will be achieved.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in 1995 by the named executive officers and the value of such executive officers' unexercised options/SARs at December 31, 1995.

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                              OPTIONS/SARS                    OPTIONS/SARS
                         SHARES                            FISCAL YEAR-END(#)              FISCAL YEAR-END($)
                       ACQUIRED ON        VALUE        ---------------------------     ---------------------------
        NAME           EXERCISE(#)     REALIZED($)     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
        ----           -----------     -----------     -----------   -------------     -----------   -------------
Norman A. Barkeley            0          $     0         246,250         12,500        $ 1,524,375     $  65,625
Joseph C. Berenato        6,000           25,500          36,500         17,500            206,562       111,562
Bruce J. Greenbaum            0                0           2,500         17,500             12,500        37,500
Robert B. Hahn                0                0          53,500          6,500            353,968        43,593
Robert L. Hansen              0                0          34,125          5,875            201,890        34,640

EMPLOYMENT AGREEMENT

     Mr. Barkeley is a party to an Employment Agreement with the Corporation providing for a term of employment until December 31, 1996 at a salary of $325,000 per year. Mr. Barkeley is eligible to participate in the Corporation's bonus plan, Executive Retirement Plan and Executive Compensation Deferral Plan and to receive other ordinary benefits, subject to the right of the Corporation to amend or terminate such plans and benefits. The benefits Mr. Barkeley is entitled to receive under the Executive Retirement Plan are described below. The Executive Compensation Deferral Plan allows Mr. Barkeley to defer a portion of his annual salary and bonus, with interest credited at a rate tied to the Corporation's expected return on the investment of the deferred amounts. The Employment Agreement also requires the Company to provide Mr. Barkeley with a post-retirement life insurance benefit in the amount of $325,000 for life. During the term of employment, the Employment Agreement obligates the Corporation to use its best efforts to include Mr. Barkeley among management's nominees for election to the Board of Directors, and to have Mr. Barkeley elected by the Board of Directors as the Chairman, Chief Executive Officer and President of the Corporation. If the Board of Directors of the Corporation fails to elect Mr. Barkeley to these offices or materially changes the relative duties and responsibilities of these offices, then Mr. Barkeley shall have the right to treat such event as a termination of his employment by the Corporation without cause. In the event that Mr. Barkeley's employment is terminated by the Corporation without cause (as defined in the Employment Agreement), except for disability, then Mr. Barkeley shall have the right to receive from the Corporation until the ending date of the period of employment provided by the Employment Agreement, the salary in effect at the date of such termination of employment.

EXECUTIVE RETIREMENT PLAN

     The Corporation maintains an Executive Retirement Plan under which Mr. Barkeley presently is the only executive eligible to participate. Pursuant to the Executive Retirement Plan, Mr. Barkeley or his designee will receive, upon Mr. Barkeley's retirement or other termination of employment, a monthly benefit payment for a period of 15 years in the amount of 4 1/2% of his Final Average Salary, plus the percentage of his Final Average Salary which is the product of 5 3/4% times the number of full and fractional years of his employment that are completed after December 31, 1992 and before January 1, 1997. Mr. Barkeley's "Final Average Salary" is defined under the Executive Retirement Plan as the average of his base salary for the 60 months of employment immediately prior to his retirement or other termination of employment. The estimated annual benefit under the Executive Retirement Plan on December 31, 1996, is $89,375 per year for 15 years. Mr. Barkeley also may elect to receive such benefit in the form of an actuarially equivalent single-life annuity or an actuarially equivalent joint and survivor annuity. The Executive Retirement Plan also provides for the payment of such benefit in a single lump sum at the election of Mr. Barkeley or upon a change in control of the Corporation, in each instance subject to certain penalties and reductions of benefits.

KEY EXECUTIVE SEVERANCE AGREEMENTS

     Messrs. Berenato, Greenbaum, Hahn and Hansen are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if the employment of an executive officer is terminated without cause (as defined in the agreements), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if the employment of the executive is terminated within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of two years, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or (ii) if the employment of the executive is terminated other than within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of one year. A change in control of the Corporation is defined in the key executive severance agreements to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation. In the event of a change in the executive's position or duties, a reduction in the executive's base salary as increased from time to time, a removal from eligibility to participate in the Corporation's bonus plan and other events as described in the agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above.

     Notwithstanding anything to the contrary set forth in any of the Corporation's filings under the Securities Act of 1933, as amended, or the Exchange Act that incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions relating to compensation of the Corporation's executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a nonemployee director of the Corporation.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation's financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. Overall compensation of executive officers is set at levels that the Compensation Committee believes to be competitive with other companies of similar size in the Los Angeles area. The Compensation Committee believes that the geographic area of Los Angeles provides the best indication of the market in which the Corporation competes for executive talent and, as a result, the Compensation Committee does not specifically consider the compensation levels of companies in the Peer Group appearing under the caption "Performance Graph" in this Proxy Statement. In evaluating competitive compensation information with respect to other companies of similar size in the Los Angeles area, the Compensation Committee does not target any percentile or level of compensation for executive officers of the Corporation but uses such information on a subjective basis to determine the appropriate level of executive officer compensation based on the position, experience and past performance of each individual executive officer.

     In addition, executive officer compensation reflects the importance to the Corporation of achieving consistently positive net income and cash flow. As a result, executive officer compensation emphasizes cash compensation consisting of a base salary and an annual bonus, and long-term noncash stock option awards. Except for the Corporation's chief executive officer, the Corporation does not provide any long-term cash incentive plans, pension, profit-sharing or other retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

     Annual bonuses are awarded on a discretionary basis by the Compensation Committee based on the Corporation achieving specified levels of sales, net income, return on assets and cash flow and on the individual performance of executive officers. The Corporation's subsidiary presidents are also measured based upon the financial performance of their operating units. Annual bonuses are targeted at 25%-40% of base salary depending on the particular executive officer involved, with an upper range of annual bonus eligibility of twice the targeted amount.

     Bonuses for 1995 generally were awarded in amounts substantially above the targeted bonus levels for executive officers. The bonuses awarded for 1995 were based on the Corporation substantially exceeding the targeted levels for profit before taxes, return on assets and cash flow under the Corporation's bonus plan. In making the bonus determinations, the Compensation Committee also considered the Corporation's successful integration of three businesses acquired in late 1994 and early 1995 that produced a substantial increase in sales in 1995.

     Stock option awards are made periodically to provide management with an ownership interest in the Corporation and significant stock-based performance compensation. Stock option awards are made based on the responsibilities and performance of the particular executive officers, and are designed to provide a substantial portion, which could range up to 50%, of total compensation in a form tied directly to the Corporation's stock performance. All stock options are granted at the market price of the Corporation's common stock on the date of grant and, as such, will have value only in the event of an increase in the Corporation's stock price. Stock options were granted in 1995 to only one executive officer of a newly acquired business in connection with his joining the Corporation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Barkeley receives a base salary and is eligible to receive an annual bonus on the same basis as described above with respect to executive officers generally. However, Mr. Barkeley generally is not expected to be eligible to receive further stock option awards and, as a result, no stock options were awarded to Mr. Barkeley during 1995.

     Mr. Barkeley's base salary was established in 1988 when he was recruited to join the Corporation, and was last increased in 1990. The Compensation Committee has established Mr. Barkeley's base salary at a level designed to reflect his substantial aerospace industry experience and expertise.

     Mr. Barkeley's annual bonus is awarded on a discretionary basis by the Compensation Committee based on the Corporation achieving specified levels of sales, net income, return on assets and cash flow and on Mr. Barkeley's individual performance. The bonus awarded to Mr. Barkeley for 1995 was substantially above the targeted bonus level under the Corporation's bonus plan. The bonus awarded for 1995 was based on the Corporation substantially exceeding the targeted levels for profit before taxes, return on assets and cash flow under the Corporation's bonus plan. In making the bonus determination, the Compensation Committee also considered the Corporation's successful integration of three businesses acquired in late 1994 and early 1995 that produced a substantial increase in sales in 1995, and Mr. Barkeley's outstanding personal performance in 1995 in positioning the Corporation for future growth.

                                          Compensation Committee

                                          Richard J. Pearson, Chairman
                                          Thomas P. Mullaney
                                          Arthur W. Schmutz

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return with the cumulative total return of the Russell 2000 Index and an Aerospace/Defense Industry Peer Group for the periods indicated. The graph is not necessarily indicative of future price performance.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                   TOTAL RETURN AMONG DUCOMMUN INCORPORATED,
                             RUSSELL 2000 INDEX AND
                    AEROSPACE/DEFENSE INDUSTRY PEER GROUP(1)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             DCO        RUSSELL 2000     PEER GROUP
1990                                 100.00         100.00          100.00
1991                                 119.36         146.05          123.66
1992                                 109.68         172.94          113.85
1993                                  87.10         205.64          129.40
1994                                 129.03         201.90          126.52
1995                                 254.84         259.31          201.59

---------------

(1) The Aerospace/Defense Industry Peer Group used in the Performance Graph consists of the one-half of the companies in the Value Line Aerospace/Defense Index which had the lowest market capitalization on December 31, 1992. These companies are: AAR Corp., EDO Corporation, Hexcel Corporation, Hi-Shear Industries, Inc., Logicon, Inc., M/A-COM Inc., Moog Inc., Nichols Research Corporation, Rohr, Inc., Sparton Corp., TransTechnology Corporation, UNC Inc., United Industrial Corp., Watkins-Johnson Company and Wyman-Gordon Company. M/A-COM Inc. was acquired by AMP Incorporated in June 1995 and its performance for that year has been omitted from the Aerospace/Defense Industry Peer Group performance results for 1995.

                                    REPORTS

     The Annual Report of the Corporation for the fiscal year ended December 31, 1995, describing the Corporation's operations and including audited financial statements, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation's securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 23301 S. Wilmington Avenue, Carson, California 90745, Attn: James S. Heiser, Secretary.

                            INDEPENDENT ACCOUNTANTS

     The Corporation's independent accountants for the current fiscal year, as well as for the fiscal year ended December 31, 1995, are Price Waterhouse. A representative of such firm will be afforded the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders in attendance.

                             SHAREHOLDER PROPOSALS

     From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation's annual proxy materials. All such proposals must be submitted to the Secretary of the Corporation no later than December 1, 1996, in order to be considered for inclusion in the Corporation's 1997 proxy materials.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

                                          By Order of the Board of Directors

                                              James S. Heiser
Carson, California                               Secretary
March 25, 1996

PROXY

                            DUCOMMUN INCORPORATED
            23301 S. WILMINGTON AVENUE * CARSON, CALIFORNIA 90745

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 1, 1996

        The undersigned hereby appoints JOSEPH C. BERENATO and JAMES S. HEISER, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 11, 1996, at the Annual Meeting of Shareholders to be held on May 1, 1996, and at any adjournments or postponements thereof.

                          (Continued on other side)


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                             FOLD AND DETACH HERE

                                                        Please mark
                                                        your vote as  [X]
                                                        indicated in
                                                        this example.

1. ELECTION OF DIRECTORS
   Nominees: Robert C. Ducommun and Thomas P. Mullaney

                       FOR                    WITHHOLD
                  all nominees                AUTHORITY
              listed below (except           to vote for
                as marked to the             all nominees
                contrary below)              listed below
                       [ ]                       [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                Dated:                                    , 1996
                                       -----------------------------------


                                ------------------------------------------------
                                                   Signature


                                ------------------------------------------------
                                           Signature if held jointly

                                Please sign exactly as name appears below.
                                When shares are held by joint-tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
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                             FOLD AND DETACH HERE